SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2004

CLARENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26441	77-0433687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Chesapeake Drive Redwood City, California 94063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 306-7511

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Item 3.                                   Bankruptcy or Receivership

On December 13, 2002, Clarent Corporation (the “Company”) filed a voluntary petition for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Bankruptcy Court”) for the Northern District of California, San Francisco Division (case No. 02-33504).  Pursuant to Chapter 11 of the Bankruptcy Code, the Company was authorized to operate its business as debtor in possession while being subject to the supervision and orders of the Bankruptcy Court.

The Company proposed and filed on or about September 30, 2003, a Second Amendment Liquidating Plan of Reorganization of Clarent Corporation.  The Chapter 11 Trustee prepared and filed the Chapter 11 Trustee’s First Amendment to Second Amended Liquidating Plan of Reorganization of Clarent Corporation on March 17, 2004 (the “Plan”).  The Bankruptcy Court entered its order confirming the Plan (“Confirmation Order”) on April 1, 2004.  The Plan became effective on April 1, 2004 (“Effective Date”).

The Company’s Equity Securities including its issued and outstanding shares and Common Stock will be cancelled on the Effective Date.

The Plan is attached as Exhibit 2(a).  All of the capitalized terms used herein unless otherwise defined have the meaning ascribed to them in the Plan.  The following is a summary of the Plan, and any inconsistency between this summary and the Plan will be controlled by the Plan.

The Plan essentially provides for distribution to Allowed Unsecured Claims and Interests from a common fund that will be created from three (3) primary sources:  (i) Available Cash existing on the Effective Date; (ii) Liquidation Proceeds from the sale of the Debtor’s remaining assets; and (iii) Litigation Recoveries; minus (iv) Plan Expenses.  Thus, Holders of Allowed Unsecured Claims and Interests will be paid from the Available Cash, the Litigation Recoveries and the Liquidation Proceeds remaining after payment of the Claims of the senior Creditors (i.e., after payment to the Holders of Allowed Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Employee Priority Claims and Allowed Convenience Claims).

The “Plan Proceeds” consisting of Available Cash, Liquidation Proceeds and Litigation Recoveries, will be deposited with the Liquidating Trust, to fund the Plan.  Available Cash consists of Cash held by the Debtor prior to the Filing Date and Cash received from the Company during the Chapter 11 Case but before the Effective Date from the sale of assets and other sources.  Liquidation Proceeds will consist of the proceeds realized by the Liquidating Trust after the Effective Date upon the sale, disposition, or collection of the remainder of the Company’s assets. Included among these assets are the outstanding payments due under the promissory notes issued by Verso Technologies, Inc. pursuant to its purchase of substantially all the assets of the Company on February 12, 2003.  Litigation Recoveries consist of proceeds that may be available from the pursuit of Litigation Claims, which currently exists or may subsequently arise after the Effective Date.  The potential net proceeds from the Litigation Claims are speculative and uncertain and no assurance can be given that any proceeds will be recovered from such Claims.

Upon the Effective Date, title to all property of the Company will vest in the Liquidating Trust.  The Liquidating Trust will be funded with the Available Cash. Thereafter, from time to time, upon receipt of any Liquidation Proceeds or any Litigation Recovery, such funds will be deposited with the Liquidating Trust and become part of the Plan Proceeds.  The Bankruptcy Court has approved Uecker & Associates as the Liquidating Trustee.

Administrative Claims will be paid in Cash equal to the Allowed amount on or as soon as practicable after the Effective Date.  Priority Tax Claims will be paid in Cash equal to the Allowed amount on or as soon as practicable after the Effective Date.  Priority Employee Claims (Class 1) will paid in Cash equal to the Allowed amount of such Claim on or as soon as practicable after the Effective Date.  Allowed Secured Claims (Class 2) shall be, at the option of the Company, entitled to the contractual rights to which such Claim is entitled, the collateral securing such Claim, or treatment in any other manner so that such Claims shall otherwise be rendered unimpaired under the Bankruptcy Code.  Allowed General Unsecured Claims (Class 3) shall receive an initial distribution on or as soon as practicable after the first Business Day that is thirty (30) days after the Claims Objection Deadline in an amount equal to its Pro Rata Share of the Net Plan Proceeds remaining after payment of (or reservation for) Allowed and Disputed Claims in Classes 1, 2 and 4, Administrative Claims, and Priority Tax Claims, and shall receive further distributions, if and to the extent that there are adequate Plan Proceeds therefor.

Convenience Claims (Class 4) shall receive Cash in an amount equal to 100% of such Allowed Class 4 Convenience Claims on the Effective Date or as soon thereafter as is practicable.

Holders of Class 4A Claims shall receive their Pro Rata share of any Available Cash, after payment of or reservation for all Allowed and Disputed Claims in Classes 1, 2, 3, and 4, Administrative Claims, and Priority Tax Claims, and shall receive further distributions thereafter to the extent adequate Plan Proceeds are available.

Holders of Allowed Stockholder Litigation Claims (Class 5A) shall receive the following treatment.  Following the Effective Date, on or as soon as practicable after the first Business Day that is thirty (30) days after the earlier of the (i) resolution of the Stockholder Litigation or (ii) estimation of the Stockholder Litigation Claims, if and to the extent that there are adequate Plan Proceeds therefor, as determined in the discretion of the Liquidating Trustee, each Holder of an Allowed Class 5A Claim shall receive its Pro Rata share of any Available Cash, after payment of or reservation for all Allowed and Disputed Claims in Classes 1, 2, 3, 4 and 4A, Administrative Claims, and Priority Tax Claims, and after payment of or reservation for the pro rata share of such Available Cash for Holders of Allowed and Disputed Class 5B Claims and Class 6 Interests, and shall receive further distributions thereafter to the extent adequate Plan Proceeds are available.

The Distribution to Holders of Allowed Class 5A Claims shall be Pro Rata with the Distribution to Holders of Allowed Class 5B and Class 5C Claims and Allowed Class 6 Interests.

Holders of Allowed Subordinated Indemnity Claims (Class 5B) shall receive the following treatment.  Following the Effective Date, on or as soon as practicable after the first Business Day that is thirty (30) days after the earlier of the (i) resolution of the Stockholder Litigation or (ii) estimation of the Stockholder Litigation Claims, if and to the extent that there are adequate Plan Proceeds therefor, as determined in the discretion of the Liquidating Trustee, each Holder of an Allowed Class 5B Claim shall receive its Pro Rata share of any Available Cash, after payment of or reservation for all Allowed and Disputed Claims in Classes 1, 2, 3, 4 and 4A, Administrative Claims, and Priority Tax Claims, and after payment of or reservation for the pro rata share of such Available Cash for Holders of Allowed and Disputed Class 5A Claims and Class 6 Interests, and shall receive further distributions thereafter to the extent adequate Plan Proceeds are available.  The Distribution to Holders of Allowed Class 5B Claims shall be Pro Rata with the Distribution of Holders to Allowed Class 5A and Class 5C Claims and Allowed Class 6 Interests.

Holders of Allowed Other Subordinated Claims (Class 5C) shall receive the following treatment.  Following the Effective Date, on or as soon as practicable after the first Business Day that is thirty (30) days after the earlier of the (i) resolution of the Stockholder Litigation or (ii) estimation of the Stockholder Litigation Claims, if and to the extent that there are adequate Plan Proceeds therefor, as determined in the discretion of the Liquidating Trustee, each Holder of an Allowed Class 5C Claim shall receive its Pro Rata share of any Available Cash, after payment of or reservation for all Allowed and Disputed Claims in Classes 1, 2, 3, 4 and 4A, Administrative Claims, and Priority Tax Claims, and after payment of or reservation for the pro rata share of such Available Cash for Holders of Allowed and Disputed Class 5A and Class 5B Claims and Class 6 Interests, and shall receive further Distributions thereafter to the extent adequate Plan Proceeds are available.  The Distribution to Holders of Allowed Class 5C Claims shall be Pro Rata with the distribution to Holders of Allowed Class 5A and 5B Claims and Allowed Class 6 Interests.

Allowed Interest (Class 6) include any equity interest in the Company including all its issued and outstanding shares of Common Stock.  Holders of an Allowed Class 6 Interest shall receive an Interest Holder Claim, equal to $0.80 per share of the Company’s Common Stock held or such other amount determined by the Bankruptcy Court, in exchange for such shares.  On or as soon as practicable after the first Business Day that is thirty (30) days after the Claims Objection Deadline, if and to the extent that there are adequate Plan Proceeds therefor, as determined in the discretion of the Liquidating Trustee, each Holder of an Interest Holder Claim shall receive its pro Rata share of any Available Cash, after payment of or reservation for all Allowed and Disputed Claims in Classes 1, 2, 3, 4 and 4A, Administrative Claims, and Priority Tax Claims, and after payment of or reservation for the pro rata share of such Available Cash for Holders of Allowed and Disputed Class 5 Claims, and shall receive further Distributions thereafter to the extent adequate Plan Proceeds are available.  The Distribution to Holders of Allowed Class 6 Interests will be Pro Rata with the Distribution to Holders of Allowed Class 5 Claims.

The Company believes that the largest variables in determining the exact recovery for Holders of Allowed Claims and Interests are (i) the resolutions of the Stockholder Litigation; (ii) the resolution of the Subordinate Indemnity Claims; (iii) the resolutions of the Rescission Litigation; (iv) the resolutions of the Litigation Claims, and (v) resolution of Disputed Claims.   The Company’s Equity Securities will be cancelled on the Effective Date.

Certain financial information about the assets and liabilities of the Company is set forth in Exhibit 99.1.

Item 7             Financial Statements, Pro Forma Financial Information and Exhibits

2(a)         Chapter 11 Trustee’s First Amendment to Second Amended Liquidating Plan of Reorganization of Clarent Corporation

2(b)         Bankruptcy Court Order

99.1         Chapter 11 Monthly Operating Report as of February 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARENT CORPORATION

		By:	Uecker & Associates
Liquidating Trustee

Date:	April 15, 2004	By:	/s/ Susan L. Uecker
Name: Susan L. Uecker
Title: President

EXHIBIT INDEX

Exhibit Number	Description

2(a)	Chapter 11 Trustee’s First Amendment to Second Amended Liquidating Plan of Reorganization of Clarent Corporation

2(b)	Bankruptcy Court Order.

99.1	Chapter 11 Monthly Operating Report as of February 29, 2004